Exhibit 10.7(a)

AMENDMENT NO 1, dated as of March 12, 2004, to the Registration Rights Agreement dated as of August 1, 2000, as amended (the “Registration Rights Agreement”), between Blyth. Inc., a Delaware corporation (the “Company”), and Robert B. Goergen (the “Executive”). Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as are ascribed thereto in the Registration Rights Agreement.

WHEREAS, the Company and the Executive desire to amend the Registration Rights Agreement so as to extinguish the right of the Successors to require that such public offer and sale of the Registrable Securities be firmly underwritten by underwriters selected by the Successors and the correlative obligation of the Company to buy back such Registrable Securities pursuant to Section 9 of the Employment Agreement if the Company and the Successors are unable to obtain the commitment of such underwriters to firmly underwrite the offer and sale of such Registrable Securities.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.                                     Section 1.2(b) of the Registration Rights Agreement is hereby deleted in its entirety.

2.                                     Except as amended hereby, the Registration Rights Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Blyth, Inc.

By:	/s/ Robert H. Barghaus
Its: Chief Financial Officer

The Executive:

/s/ Robert B. Goergen
Robert B. Goergen